Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Denison Mines Corp. of our report dated March 5, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in Exhibit 99.3 to Denison Mines Corp.’s Annual Report on Form 40-F for the year ended December 31, 2019, which incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

May 8, 2020